FORM 8-K

CURRENT REPORT

Pursuant to SECTION 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2019

ACTIVE HEALTH FOODS, INC.

Wyoming    333-164788   26-1736663

(State or other jurisdiction of Incorporation)   (Commission File Number) (IRS Employer Identification No.)

Business Address

6185 Magnolia Avenue Suite #403 Riverside CA. 92506

Mailing Address

6185 Magnolia Avenue Suite #403 Riverside CA. 92506

(Registrant’s Address of Principal Executive Offices) (Zip Code)

(951) 454-0889

(Registrant’s Telephone Number including Area Code)

6185 Magnolia Avenue Suite #62 Riverside, CA. 92506

(Former Address’s to be Deleted)

970 S. 300 West, Salt Lake City, UT. 84101

10120 South Eastern Avenue Henderson NV. 89052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Corporate Governance and Management

Item 1.1 Change in Officers and Directors of the Corporation

On September 2, 2019 Active Health Foods, Inc. received a Letter of Resignation from Juan Sebastian Gutierrez-Lavin its President, Secretary, Treasurer, and Director effective September 2, 2019. Attached is the entire Letter of Resignation for review by shareholders.

Attached as Exhibit “A” is the entire Letter of Resignation from Juan Sebastian Gutierrez-Lavin.

Item 1.2 Appointment of New Officers and Directors

On September 2, 2019 in accordance with the Corporate By-Laws and the above acceptance of the Letter of Resignation from Juan Sebastian Gutierrez-Lavin, Gregory C. Manos Active Health Foods, Inc.’s founder has been appointed as Active Health Foods, Inc.’s New President, Secretary, Treasurer, and Sole Director.

Attached as Exhibit “B” is the Board Resolution Appointing Gregory C. Manos as Active Health Foods, Inc. New President, Secretary, Treasurer, and Sole Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2019Active Health Foods, Inc.

By: Gregory C. Manos

/s/ Gregory C. Manos

President & Sole Director

By: Gregory C. Manos

/s/ Gregory C. Manos

Secretary